Exhibit 1.1

Citigroup Inc.

% Subordinated Notes due             , 20

% Subordinated Notes due             , 20

UNDERWRITING AGREEMENT

September     , 2013

To:

                    ,

as Representatives of the several Underwriters named in Schedule III hereto

c/o

Ladies and Gentlemen:

Citigroup Inc., a Delaware corporation (the “Company”), has issued to the Federal Deposit Insurance Corporation (“FDIC”) $        ,000,000 aggregate principal amount of     % Subordinated Notes due             , 20     (the “20     Subordinated Notes”) and $         aggregate principal amount of     % Subordinated Notes due             , 20     (the “20     Subordinated Notes”, and together with the 20     Subordinated Notes, the “Subordinated Notes”). FDIC (the “Selling Securityholder”) proposes, upon the terms and conditions set forth herein, to sell the Subordinated Notes to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives.

The Subordinated Notes were issued pursuant to the terms of an indenture, dated as of April 12, 2001, between the Company and the Bank of New York Mellon, as successor trustee to J.P. Morgan Trust Company N.A. (the “Trustee”), as amended by the First Supplemental Indenture dated as of August 2, 2004 (the “Indenture”). The Indenture is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-            ), including the Preliminary Prospectus (as defined below), on Form S-3 relating to the offering and sale of the Subordinated Notes. The registration statement at its effective date, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), together with any amendments or supplements thereto as of its effective date is hereinafter referred to as the “Registration Statement.” “Preliminary Prospectus” means the preliminary prospectus relating to the Subordinated Notes filed by the Company with the Commission as part of the Registration Statement at its effective date. “Final Prospectus” means the final prospectus, relating to the Subordinated Notes, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Permitted Free Writing Prospectus” means any document listed on Schedule I hereto or otherwise approved in writing by the Representatives in accordance with Section 5(b). As used herein, the terms “Registration Statement,” “Preliminary Prospectus” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

The Selling Securityholder and the Company wish to confirm as follows their agreement with you and the other several Underwriters listed on Schedule III hereto on whose behalf you are acting, in connection with the several purchases of the Subordinated Notes by the Underwriters. To the extent there are no additional Underwriters listed on Schedule III hereto other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires.

1. Representations and Warranties.

(a) The Company represents and warrants to and agrees with each Underwriter and the Selling Securityholder that:

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

(ii) (A) (1) At the respective times the Registration Statement and each amendment thereto, if any, became effective, (2) as of the time the Subordinated Notes are sold pursuant to this Agreement (the “Time of Sale”) and (3) at the Settlement Date (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations under the Securities Act and under the Trust Indenture Act; (B) the Preliminary Prospectus complied, at the time it was filed with the Commission as part of the Registration Statement and as of the Time of Sale, in all material respects with the Securities Act and the rules and regulations under the Securities Act; (C) the Final Prospectus will comply, as of the date that such document is filed with the Commission and as of the Settlement Date, in all material respects with the Securities Act and the rules and regulations under the Securities Act; (D) the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations under the Trust Indenture Act; (E) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and (F) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iii) (A) As of the date hereof and at the respective times the Registration Statement and each amendment thereto, if any, became effective, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Time of Sale, the Preliminary Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of its date, the Final Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at the Settlement Date, the Final Prospectus (as amended and supplemented at such Settlement Date) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (2) any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use in the Final Prospectus or in the General Disclosure Package.

(iv) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date, did not include any material information that conflicted, conflicts or will conflict with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Representatives in accordance with Section 5(b), the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus.

(v) (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Subordinated Notes) and (B) as of the Time of Sale (with such time being used as the determination date for purposes of this clause (B)), the Company met the requirements set forth in Rule 164(e)(2) with respect to ineligible issuer use of free writing prospectuses that contain only descriptions of the terms of the securities in the offering or the offering.

(vi) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

(vii) The Indenture has been duly and validly authorized by the Company, has been duly executed and delivered by the Company and the Trustee, and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(viii) The Subordinated Notes have been duly and validly authorized, executed and delivered by the Company, are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), are in the form contemplated by, and entitled to the benefits of, the Indenture and conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(ix) The Company is not, nor after giving effect to the transaction contemplated hereby will be, nor is the Company controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the consolidated condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package.

(xi) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Final Prospectus and the General Disclosure Package, (A) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (B) the Company has not purchased more than 2% of its outstanding common stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Final Prospectus and the General Disclosure Package, respectively.

(xii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any affiliate, director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (A) is currently subject to any sanctions administered imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (B) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (each, a “Sanctioned Country” and collectively, “Sanctioned Countries”).

(xvii) Except as detailed in Schedule II hereto or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(xviii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(xix) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) The Selling Securityholder represents and warrants to and agrees with each Underwriter that:

(i) The Selling Securityholder now has and at the Settlement Date will have good and marketable title to the Subordinated Notes to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Subordinated Notes; and upon the delivery of, against payment for, the Subordinated Notes pursuant to this Agreement, and assuming a purchaser or the Underwriters, as applicable, does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such purchaser or the Underwriters, as applicable, will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) The Selling Securityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Securityholder.

(iii) No consent, approval or waiver is required under any instrument or agreement to which the Selling Securityholder is a party or by which the Selling Securityholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Subordinated Notes which may be sold by the Selling Securityholder under this Agreement or the consummation by the Selling Securityholder of any of the other transactions contemplated hereby.

2. Agreements to Sell and Purchase.

(a) The Selling Securityholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Securityholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Securityholder, at a purchase price of $         per 20     Subordinated Note and $         per 20     Subordinated Note, the aggregate principal amounts of the 20     Subordinated Notes and the 20     Subordinated Notes set forth opposite the name of such Underwriter in Schedule III hereto.

(b) The Company agrees that it shall pay on the Settlement Date (as defined herein) (i) $         to the Selling Securityholder representing accrued and unpaid interest on the Subordinated Notes from and including             , 2013 to but excluding the Settlement Date and (ii) $         to the Underwriters as compensation (“Underwriters’ Compensation”) for their services performed herein, representing $    .     per 20     Subordinated Note and $    .     per 20     Subordinated Note.

(c) At the Time of Sale and the Settlement Date, the Company and the Selling Securityholder shall be deemed to have affirmed each of its representations and warranties contained in this Agreement. Any obligation of an Underwriter to purchase the Subordinated Notes from the Selling Securityholder shall be subject to the accuracy of the representations and warranties of the Company and the Selling Securityholder herein as of the Time of Sale and the Settlement Date, to the performance by the Company and the Selling Securityholder of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.

3. Payment, Delivery and Other Obligations.

(a) Delivery to the Underwriters of, and payment for the Subordinated Notes shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:30 A.M., New York City time, on September     , 2013 (the “Settlement Date”). The place of closing for the Subordinated Notes and the Settlement Date may be varied by agreement among the Representatives, the Company and the Selling Securityholder.

(b) Delivery of the 20     Subordinated Notes and of the 20     Subordinated Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the respective gross purchase price thereof to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to an account specified by the Selling Securityholder. Delivery of the Subordinated Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(c) It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Selling Securityholder on behalf of any other Underwriter for Subordinated Notes to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.

(d) The Company shall pay to the Representatives on the Settlement Date for the accounts of the Underwriters any fee, commission or other compensation specified herein. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representatives.

4. Conditions to the Obligations. The obligations of the several Underwriters are subject to the following conditions:

(a) The Representatives shall have received on the Settlement Date a certificate of the Company, dated such date and signed by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Final Prospectus and this Agreement and that (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Settlement Date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Settlement Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and (iii) since the date of the most recent financial statements included in the General Disclosure Package and Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change on the consolidated condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(b) The Representatives shall have received on the Settlement Date, an opinion of Michael J. Tarpley, Associate General Counsel – Capital Markets of the Company, dated such date and addressed to the Representatives, with respect to the sale of the Subordinated Notes, the Indenture, the Registration Statement, the Final Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require.

(c) The Representatives shall have received on the Settlement Date, such opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated such date and addressed to the Representatives, with respect to the sale of the Subordinated Notes, the Indenture, the Registration Statement, the Final Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received on the Settlement Date, such opinion of Cleary Gottlieb Steen & Hamilton LLP, special tax counsel to the Company, dated such date and addressed to the Representatives, with respect to certain United States federal income tax matters related to the Subordinated Notes and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Representatives shall have received as of the Time of Sale and at the Settlement Date, customary “comfort letters” from KPMG LLP that are satisfactory in content and form to the Representatives.

(f) All filings with the Commission required by Rule 424 under the Securities Act and relating to the Subordinated Notes shall have been filed by the Settlement Date and shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act and relating to the Subordinated Notes shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(g) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 4 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Subordinated Notes as contemplated by the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Permitted Free Writing Prospectus.

(h) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Subordinated Notes or any of the Company’s senior or subordinated debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Settlement Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement with respect to the sale of the Subordinated Notes, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Settlement Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Securityholder in writing or by telephone or facsimile confirmed in writing.

5. Covenants of the Company. The Company covenants with the several Underwriters and the Selling Securityholder as follows:

(a) Before amending or supplementing the Registration Statement or the Final Prospectus, to furnish to the Representatives and the Selling Securityholder a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives or the Selling Securityholder reasonably object. To furnish to the Representatives and the Selling Securityholder a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects. Not to take any action that would result in the Underwriters, the Selling Securityholder or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters or the Selling Securityholder that the Underwriters or the Selling Securityholder otherwise would not have been required to file thereunder.

(b) To prepare and file a final term sheet, containing solely a description of the final terms of the Subordinated Notes and the offering thereof, in a form acceptable to the Representatives and the Selling Securityholder (the “Final Term Sheet”) and to file the Final Term Sheet and any other Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and to provide copies of the Final Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Representatives and the Selling Securityholder via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Representatives or the Selling Securityholder.

(c) Prior to the termination of the offering of the Subordinated Notes, to promptly advise the Representatives and the Selling Securityholder (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subordinated Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. To use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(d) If, at any time prior to the filing of the Final Prospectus with respect to the General Disclosure Package, or at any time when a prospectus relating to the Subordinated Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) with respect to the Final Prospectus, any event occurs as a result of which the Final Prospectus or the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Selling Securityholder and the Representatives so that any use of the Final Prospectus or the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Final Prospectus or the General Disclosure Package, subject to Section 5(a) above, to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives and the Selling Securityholder in such quantities as the Representatives or the Selling Securityholder may reasonably request.

(e) To arrange, if necessary, for the qualification of the Subordinated Notes for sale under the laws of such jurisdictions within the United States as the Representatives reasonably may designate, to maintain such qualifications in effect so long as required for the distribution of the Subordinated Notes and to pay any fee of the Financial Industry Regulatory Authority (“FINRA”), if any, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Subordinated Notes, in any jurisdiction where it is not now so subject.

(f) As soon as practicable, to make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Subordinated Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Subordinated Notes, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representatives and the Selling Securityholder, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Subordinated Notes under state securities laws and all expenses in connection with the qualification of the Subordinated Notes for offer and sale under state securities laws as provided in Section 5(e) above, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees in connection with the offering contemplated by this Agreement, including, without limitation, FINRA filing fees, if any, (iv) the costs and charges of any transfer agent, registrar or depositary, (v) the fees, disbursements and expenses of Cleary Gottlieb Steen & Hamilton LLP, as special tax counsel to the Company, in connection with the preparation and delivery of the opinion described in Section 4(d), and (vi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this Section 5. It is understood, however, that except as provided in this Section 5 and Section 8, the Underwriters will pay all of their costs and expenses, including any advertising expenses connected with any offers the Underwriters may make.

(h) To comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

(i) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Subordinated Notes, except that no agreement is made as to the activities of any Underwriter.

6. Covenants of the Selling Securityholder. The Selling Securityholder covenants and agrees with the several Underwriters and the Company that it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Representatives and the Company.

7. Covenants of the Underwriters. Each Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the Selling Securityholder, the directors, officers, employees, agents of each Underwriter and the Selling Securityholder and each person, if any, who controls any Underwriter or the Selling Securityholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter or the Selling Securityholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter or the Selling Securityholder furnished to the Company in writing by or on behalf of such Underwriter by the Representatives or by the Selling Securityholder expressly for use therein.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Company’s directors, the Company’s officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter by the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus, any free writing prospectus that the Company has filed or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c) In case of any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred; provided however that if the indemnified parties include the Selling Securityholder, the indemnifying party shall be liable for the fees and expenses of one additional separate firm (in addition to any local counsel) for the Selling Securityholder only, if the Selling Securityholder so elects. Such firm shall be designated in writing by such Underwriter or the Selling Securityholder, as applicable, in the case of a party indemnified pursuant to Section 8(a), and by the Company, in the case of a party indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, from the offering of the Subordinated Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the relevant Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, in connection with the offering of the Subordinated Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Subordinated Notes (before deducting expenses) received by the Selling Securityholder bear to the total commissions received by such Underwriter. The relative fault of the Company, on the one hand, and such Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Subordinated Notes sold by it were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling such Underwriter or any affiliate of such Underwriter or by or on behalf of the Company, the Company’s officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Subordinated Notes.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) This Agreement shall remain in full force and effect until the earliest to occur of the following: (i) this Agreement is terminated pursuant to Section 10(c) below, (ii) such time as all Subordinated Notes have been sold pursuant to the terms of this Agreement, or (iii) this Agreement is otherwise terminated by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 10(a) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

(b) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the relevant parties.

(c) The Representatives may terminate this Agreement by notice given to the Company and the Selling Securityholder, if on or after the date hereof and prior to the Settlement Date: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of the common stock of the Company shall have been suspended on the New York Stock Exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment after consultation with the Company, is material and adverse and which, singly or together with any other event specified in this Section 10(c), makes it, in the Representatives’ judgment after consultation with the Company, impracticable or inadvisable to proceed with the offer, sale or delivery of the Subordinated Notes on the terms and in the manner contemplated in the Final Prospectus. If this Agreement is terminated pursuant this Section 10(c), then each of the Underwriters and the Selling Securityholder shall be released from any of its obligations under Section 3 with respect to the Subordinated Notes. The Company shall hold the Underwriters and the Selling Securityholder harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any purchase pursuant to this Section 10(c).

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Subordinated Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Subordinated Notes set forth opposite their names in Schedule III hereto bears to the aggregate principal amount of Subordinated Notes set forth opposite the names of all the remaining Underwriters) the Subordinated Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Subordinated Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Subordinated Notes set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Subordinated Notes, and if such nondefaulting Underwriters do not purchase all the Subordinated Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Settlement Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Selling Securityholder, the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Entire Agreement.

(a) This Agreement, including the schedules attached hereto, represents the entire agreement among the Company and the Underwriters with respect to the preparation of any Registration Statement, the Preliminary Prospectus or the Final Prospectus, the conduct of the offering and the sale and distribution of the Subordinated Notes.

(b) The Company acknowledges that in connection with the offering of the Subordinated Notes: (i) each Underwriter has acted and will act at arm’s-length and owes no fiduciary duties to the Company, (ii) each Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Subordinated Notes.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided that all rights and obligations of the Selling Securityholder under this Agreement shall be governed by and construed in accordance with the federal law of the United States of America.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives shall be delivered, mailed, telefaxed or sent to             , facsimile number : (        )          -              (Attn:            ), with a copy to Cleary Gottlieb Steen &

Hamilton LLP, One Liberty Plaza, New York, New York 10006, facsimile number: (212) 225-3999 (Attn: Jeffrey D. Karpf); if to the Selling Securityholder shall be delivered, mailed, telefaxed or sent to Federal Deposit Insurance Corporation,             , with a copy to             ,             , facsimile number: (        )          -              and a copy to             ,                 , and if to the Company shall be delivered, mailed, telefaxed or sent to Citigroup Inc.—Treasury Department, 153 E. 53rd Street, 6th Floor, New York, NY 10022, facsimile number: (212) 793-5629, with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, NY 11120, facsimile number: (718) 248-2705 (Attn: Associate General Counsel—Capital Markets).

17. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

[Signature page follows]

Very truly yours, CITIGROUP INC.

By:
Name:
Title:

FEDERAL DEPOSIT INSURANCE CORPORATION

By:
Name:
Title:

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule III hereto.

[ ]

By:
Name:
Title:

SCHEDULE I

Permitted Free Writing Prospectuses

1. Final Term Sheet

SCHEDULE II

Transactions Subject to Sanctions

None.

SCHEDULE III

CITIGROUP INC.

% Subordinated Notes due             , 20

% Subordinated Notes due             , 20

Principal Amount of
Underwriters	20 Subordinated Notes	20 Subordinated Notes
	$	$

TOTAL	$	$